EXHIBIT 99.1

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE
NASDAQ STOCK MARKET FOR RELEASE: DATE:	MCBC Immediate October 27, 2011

Macatawa Bank Corporation Reports Third Quarter Results

Holland, Michigan, October 27, 2011 - Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the third quarter of 2011, showing continued improvement in all key operating metrics and capital ratios.
•	Net income increased to $1.1 million, compared to $703,000 in the same quarter of last year
•	Continued improvement in asset quality metrics, with nonperforming loans down 13 percent and total past due loans down 32 percent from June 30, 2011
•	Net charge offs of $1.4 million, down 70 percent from $4.6 million in the third quarter of 2010 - lowest in over 4 years
•	Coverage of allowance for loan losses to non-performing loans improved further and is now at a ratio of nearly 1-to-1
•	Capital ratios improved further above Consent Order requirements and minimums ordinarily required for "well capitalized" institutions
•	Earnings negatively impacted by high costs associated with non-performing assets, which remain at elevated levels

Macatawa reported net income available to common shares of $1.1 million, or $0.04 per diluted share, in the third quarter 2011 compared to net income of $703,000, or $0.04 per diluted share, for the third quarter 2010. For the first nine months of 2011, the Company reported net income of $4.7 million in 2011 compared to a net loss of $18.7 million for the same period in 2010.

"The third quarter of 2011 was another good quarter for the Company," said Richard L. Postma, Chairman of the Board of the Company. "Despite high costs associated with non-performing assets, we were still able to produce a positive bottom line. While we have been profitable in recent quarters, our level of profitability has been inconsistent, which is likely to continue until we can reduce non-performing assets to an acceptable level. This is our primary focus."

Mr. Postma continued: "While non-performing assets remained high, every key asset quality metric continued to improve in the third quarter of 2011. Even with this improvement, we still increased our coverage of allowance for loan losses to non-performing loans to a ratio of nearly 1-to-1 in the interest of maintaining strong reserves. The healthy capital level we now enjoy from our successful second quarter 2011 stock offering and these strong reserves exemplify our culture of disciplined banking. With this disciplined approach, our mission continues to be to serve West Michigan as an exceptional, locally owned and managed bank, ready to meet the community's financial services needs in a supportive and prudent manner."

Operating Results

Net interest income for the third quarter 2011 totaled $11.5 million, a decrease of $281,000 from the second quarter 2011 and a decrease of $936,000 from the third quarter 2010. Net interest margin was 3.25 percent, down 14 basis points from 3.39 percent on a consecutive quarter basis, and up 3 basis points from 3.22 percent for the third quarter 2010. The margin decrease from the second quarter 2011 was due to an increase in seasonal deposits and the impact of a downgrade of a large commercial relationship to nonaccrual status. The margin improved compared to third quarter 2010 primarily as a result of efforts to reduce the amount of higher costing wholesale funding. During the most recent quarter, $9.7 million of brokered deposits were paid off, leaving a balance of only $3.7 million in brokered deposits, all of which mature in the fourth quarter 2011.

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Macatawa Bank Corporation 3Q Results / page 2 of 4

Average interest earning assets for the third quarter 2011 decreased $12.7 million from the second quarter 2011 and were down $127.3 million from the third quarter 2010, negatively impacting net interest income. The decreases in assets reflected the Bank's continued focus on capital ratio maintenance, liquidity improvement, and reduction in credit exposure within certain segments of its loan portfolio.

Non-interest income increased to $3.9 million for the third quarter 2011 compared to $3.6 million for the second quarter 2011 and $3.7 million from the third quarter 2010. The improvement was due to increased gains on sales of mortgage loans driven by the interest rate environment and the Bank's renewed focus on residential mortgage lending during 2011.

Non-interest expense was $15.6 million for the third quarter 2011, compared to $15.0 million for the second quarter 2011 and $14.9 million for the third quarter 2010. The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which were up $744,000 in the third quarter 2011 compared to the second quarter 2011 and up $1.3 million compared to the third quarter of 2010. FDIC insurance assessments remained elevated at $842,000 as a result of assessment rates implemented by the FDIC, but were stable compared to the second quarter 2011 and were $390,000 lower than the third quarter 2010 primarily due to the reduction in the size of the Bank and changes to the FDIC assessment methodology.

Excluding nonperforming asset costs and FDIC assessments, non-interest expense would have been $10.3 million for the most recent quarter, down $116,000 from $10.4 million in the second quarter 2011 and down $159,000 from $10.5 million for the third quarter 2010.

Asset Quality

As a result of the continued decline in charge-offs, consistent improvements in nonperforming loans and delinquencies over the past four quarters, a large recovery in the third quarter 2011, and continued shrinkage of the loan portfolio, the provision for loan losses for the third quarter 2011 was a negative $1.3 million. The provision for loan losses was a negative $2.0 million for the second quarter 2011, and $550,000 in the third quarter 2010. Net charge-offs for the third quarter 2011 of $1.4 million were at the lowest quarterly level since the second quarter 2007, compared to $2.9 million for the second quarter 2011, and $4.6 million for the third quarter 2010.

The allowance for loan losses of $34.8 million was 3.22 percent of total loans at September 30, 2011, compared to 3.41 percent of total loans at June 30, 2011, and 4.08 percent at September 30, 2010. While this overall loan coverage ratio declined, the more important coverage ratio of allowance for loan losses to nonperforming loans continued to significantly improve, reaching nearly 1-to-1 coverage (99.5 percent) at September 30, 2011, compared to 92.7 percent at June 30, 2011, and 61.8 percent at September 30, 2010. This ratio is at its highest level since June 2007.

At September 30, 2011, the Company's non-performing loans were $35.0 million, representing 3.24% of total loans, the lowest level since the third quarter of 2007. This compares to $40.4 million (3.68% of total loans) at June 30, 2011, and $84.4 million (6.61% of total loans) at September 30, 2010. Other-real-estate-owned was slightly higher at $66.5 million at September 30, 2011 compared to $65.4 million at June 30, 2011, and increased $12.5 million from $54.0 million at September 30, 2010. These balances have increased as our problem loans have migrated through the normal collection process. However, total nonperforming assets have decreased by $37.0 million, over 26 percent, from September 30, 2010 to September 30, 2011.

A break-down of non-performing loans is shown in the table below.
Dollars in 000s	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Commercial Real Estate	$23,107	$33,715	$43,039	$60,186	$72,310
Commercial and Industrial	9,875	4,814	11,180	12,170	8,326
Total Commercial Loans	32,982	38,529	54,219	72,356	80,636
Residential Mortgage Loans	1,373	1,091	389	1,830	2,702
Consumer Loans	671	825	1,489	1,175	1,110
Total Non-Performing Loans	$35,026	$40,445	$56,097	$75,361	$84,448
Residential Developer Loans (a)	$13,289	$16,070	$20,715	$22,137	$32,822

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate

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Macatawa Bank Corporation 3Q Results / page 3 of 4

Total non-performing assets were $101.5 million, or 6.7 percent of total assets, at September 30, 2011. A break-down of non-performing assets is shown in the table below.
Dollars in 000s	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Non-Performing Loans	$35,026	$40,445	$56,097	$75,361	$84,448
Other Repossessed Assets	26	6	22	50	130
Other Real Estate Owned	66,484	65,432	64,992	57,984	53,982
Total Non-Performing Assets	$101,536	$105,883	$121,111	$133,395	$138,560

Balance Sheet, Liquidity and Capital

Total assets were $1.52 billion at September 30, 2011, a decrease of $62.2 million from $1.58 billion at December 31, 2010. Total loans were $1.08 billion at September 30, 2011, down $134.7 million from $1.22 billion at December 31, 2010.

Commercial loans decreased by $114.3 million, representing the majority of the decrease in total loans since December 31, 2010. The commercial real estate portfolio was reduced by $71.2 million as the Company continued its efforts to reduce exposure in these segments. Commercial and industrial loans declined by $43.1 million.

The composition of the commercial loan portfolio is shown in the table below:
Dollars in 000s	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Construction and development	$111,244	$115,783	$121,147	$133,228	$139,579
Other commercial real estate	486,708	489,138	504,600	535,960	548,071
Commercial Loans Secured by Real Estate	597,952	604,921	625,747	669,188	687,650
Commercial and Industrial	221,619	231,670	260,669	264,680	285,924
Total Commercial Loans	$819,571	$836,591	$886,416	$933,868	$973,574
Residential Developer Loans (a)	$76,772	$83,612	$91,626	$95,736	$106,372

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate

The reduction in loans since year-end 2010 allowed the Company to continue its reduction of wholesale funding. Since December 31, 2010, wholesale funding, including brokered deposits and other borrowed funds, decreased by $56.2 million. Total deposits were $1.20 billion at September 30, 2011, down $76.1 million from $1.28 billion at December 31, 2010, as the Bank continued to encourage run-off of brokered deposits and higher priced local certificates of deposit. Customer deposit accounts remain fully insured to the highest levels available under FDIC deposit insurance.

The Bank's capital ratios continued to improve in the third quarter 2011. At September 30, 2011, all of the regulatory capital ratios for Macatawa Bank were maintained at levels comfortably above those ordinarily required to be categorized as "well capitalized" under applicable regulatory capital guidelines, and were in excess of the levels required by its Consent Order. Because the Bank is subject to the Consent Order, it cannot be categorized as "well capitalized" regardless of actual capital levels. As a result, the Bank was categorized as "adequately capitalized" at September 30, 2011.

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About Macatawa Bank / page 4 of 4

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services. The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as "will," "continue," "likely," "until," "focus," "efforts," "mission" and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to trends in our credit quality metrics, future levels of profitability and our ability to reduce our level of non-performing assets. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other-real-estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other-real-estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended September 30		Nine Months Ended September 30
EARNINGS SUMMARY	2011	2010	2011	2010
Total interest income	$14,900	$18,444	$46,243	$58,919
Total interest expense	3,399	6,007	11,362	20,636
Net interest income	11,501	12,437	34,881	38,283
Provision for loan loss	(1,250)	550	(4,700)	22,060
Net interest income after provision for loan loss	12,751	11,887	39,581	16,223

NON-INTEREST INCOME
Deposit service charges	889	1,097	2,806	3,225
Net gains on mortgage loans	697	345	1,393	925
Trust fees	644	695	1,915	2,382
Other	1,697	1,589	5,107	6,984
Total non-interest income	3,927	3,726	11,221	13,516

NON-INTEREST EXPENSE
Salaries and benefits	5,668	5,546	16,615	16,550
Occupancy	961	1,026	2,961	3,067
Furniture and equipment	812	854	2,458	2,723
FDIC assessment	842	1,232	2,660	3,682
Administration and disposition of problem assets	4,485	3,220	12,660	11,219
Other	2,858	3,032	8,705	9,884
Total non-interest expense	15,626	14,910	46,059	47,125
Income (loss) before income tax	1,052	703	4,743	(17,386)
Income tax expense (benefit)	-	-	-	1,303

Net income (loss)	$1,052	$703	$4,743	$(18,689)
Dividends declared on preferred shares	-	-	-	-
Net income (loss) available to common shares	$1,052	$703	$4,743	$(18,689)

Basic earnings per common share	$0.04	$0.04	$0.22	$(1.06)
Diluted earnings per common share	$0.04	$0.04	$0.22	$(1.06)
Return on average assets	0.27%	0.17%	0.93%	-1.46%
Return on average equity	4.52%	4.21%	18.18%	-34.28%
Net interest margin	3.25%	3.22%	3.29%	3.24%
Efficiency ratio	101.28%	92.25%	99.91%	90.98%

BALANCE SHEET DATA Assets	Sept 30 2011	December 31 2010	Sept 30 2010
Cash and due from banks	$22,878	$21,274	$36,889
Federal funds sold and other short-term investments	230,681	214,853	161,749
Securities available for sale	41,987	9,120	20,128
Securities held to maturity	-	83	83
Federal Home Loan Bank Stock	11,236	11,932	12,275
Loans held for sale	5,356	2,537	7,751
Total loans	1,082,512	1,217,196	1,278,298
Less allowance for loan loss	34,842	47,426	52,192
Net loans	1,047,670	1,169,770	1,226,106
Premises and equipment, net	55,597	56,988	57,549
Acquisition intangibles	127	322	389
Bank-owned life insurance	25,725	25,014	24,848
Other real estate owned	66,484	57,984	53,982
Other assets	8,360	8,384	9,646
Total Assets	$1,516,101	$1,578,261	$1,611,395

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$319,491	$255,897	$249,364
Interest-bearing deposits	881,067	1,020,723	1,030,346
Total deposits	1,200,558	1,276,620	1,279,710
Other borrowed funds	173,603	185,336	216,336
Surbordinated debt	1,650	1,650	1,650
Long-term debt	41,238	41,238	41,238
Other liabilities	5,723	5,575	5,469
Total Liabilities	1,422,772	1,510,419	1,544,403

Shareholders' equity	93,329	67,842	66,992

Total Liabilities and Shareholders' Equity	$1,516,101	$1,578,261	$1,611,395

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly					Year to Date
	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2011	2010
EARNINGS SUMMARY
Net interest income	$11,501	$11,782	$11,598	$12,284	$12,437	$34,881	$38,283
Provision for loan loss	(1,250)	(2,000)	(1,450)	400	550	(4,700)	22,060
Total non-interest income	3,927	3,616	3,679	4,508	3,726	11,221	13,516
Total non-interest expense	15,626	14,997	15,436	15,557	14,910	46,059	47,125
Federal income tax expense (benefit)	-	-	-	-	-	-	1,303
Net income (loss)	1,052	2,401	$1,291	835	703	4,743	(18,689)
Dividends declared on preferred shares	-	-	-	-	-	-	-
Net income (loss) available to common shares	$1,052	$2,401	$1,291	$835	$703	$4,743	$(18,689)

Basic earnings per common share	$0.04	$0.13	$0.07	$0.05	$0.04	$0.22	$(1.06)
Diluted earnings per common share	$0.04	$0.13	$0.07	$0.05	$0.04	$0.22	$(1.06)

MARKET DATA
Book value per common share	$2.22	$2.18	$2.04	$1.96	$1.91	$2.22	$1.91
Tangible book value per common share	$2.22	$2.17	$2.02	$1.94	$1.89	$2.22	$1.89
Market value per common share	$2.70	$2.77	$2.48	$4.12	$1.48	$2.70	$1.48
Average basic common shares	27,082,823	18,964,150	17,679,621	17,679,884	17,677,284	21,276,467	17,688,545
Average diluted common shares	27,082,823	18,964,150	17,679,621	17,679,884	17,677,284	21,276,467	17,688,545
Period end common shares	27,082,823	27,083,823	17,679,621	17,679,621	17,680,211	27,082,823	17,680,211

PERFORMANCE RATIOS
Return on average assets	0.27%	0.63%	0.33%	0.20%	0.17%	0.93%	-1.46%
Return on average equity	4.52%	13.24%	7.49%	4.93%	4.21%	18.18%	-34.28%
Net interest margin (fully taxable equivalent)	3.25%	3.39%	3.22%	3.38%	3.22%	3.29%	3.24%
Efficiency ratio	101.28%	97.40%	101.04%	92.65%	92.25%	99.91%	90.98%
Full-time equivalent employees (period end)	396	402	385	382	387	396	387

ASSET QUALITY
Gross charge-offs	$3,693	$4,430	$4,132	$5,637	$5,114	$12,255	$26,201
Net charge-offs	$1,385	$2,866	$3,633	$5,167	$4,644	$7,884	$24,491
Net charge-offs to average loans (annualized)	0.51%	1.01%	1.23%	1.66%	1.41%	0.92%	2.33%
Nonperforming loans	$35,026	$40,445	$56,097	$75,361	$84,448	$35,026	$84,448
Other real estate and repossessed assets	$66,510	$65,438	$65,014	$58,034	$54,112	$66,510	$54,112
Nonperforming loans to total loans	3.24%	3.68%	4.86%	6.19%	6.61%	3.24%	6.61%
Nonperforming assets to total assets	6.70%	6.97%	7.78%	8.45%	8.49%	6.70%	8.49%
Allowance for loan loss	$34,842	$37,477	$42,343	$47,426	$52,192	$34,842	$52,192
Allowance for loan loss to total loans	3.22%	3.41%	3.67%	3.90%	4.08%	3.22%	4.08%
Allowance for loan loss to nonperforming loans	99.47%	92.66%	75.48%	62.93%	61.80%	99.47%	61.80%

CAPITAL & LIQUIDITY
Average equity to average assets	6.08%	4.80%	4.40%	4.14%	4.09%	5.09%	4.27%
Tier 1 capital to average assets (Consolidated)	8.07%	8.06%	5.84%	5.82%	5.42%	8.07%	5.42%
Total capital to risk-weighted assets (Consolidated)	12.92%	12.71%	10.34%	9.65%	9.30%	12.92%	9.30%
Tier 1 capital to average assets (Bank)	8.23%	8.22%	7.11%	7.10%	6.55%	8.23%	6.55%
Total capital to risk-weighted assets (Bank)	12.19%	11.94%	10.42%	9.68%	9.23%	12.19%	9.23%

END OF PERIOD BALANCES
Total portfolio loans	$1,082,512	$1,099,176	$1,153,992	$1,217,196	$1,278,298	$1,082,512	$1,278,298
Earning assets	1,371,062	1,378,064	1,417,783	1,453,041	1,480,046	1,371,062	1,480,046
Total assets	1,516,101	1,518,632	1,557,235	1,578,261	1,611,395	1,516,101	1,611,395
Deposits	1,200,558	1,202,556	1,264,665	1,276,620	1,279,710	1,200,558	1,279,710
Total shareholders' equity	93,329	92,153	69,153	67,842	66,992	93,329	66,992

AVERAGE BALANCES
Total portfolio loans	$1,087,849	$1,139,049	$1,183,517	$1,244,148	$1,319,029	$1,136,455	$1,399,781
Earning assets	1,388,236	1,375,513	1,437,638	1,423,287	1,515,501	1,400,282	1,572,842
Total assets	1,531,695	1,513,507	1,565,782	1,634,249	1,634,249	1,536,870	1,701,391
Deposits	1,215,138	1,217,254	1,263,115	1,224,156	1,297,498	1,231,659	1,344,124
Total shareholders' equity	93,090	72,553	68,924	67,735	66,860	78,278	72,695